EMPLOYMENT AGREEMENT
                               BETWEEN iTURF INC.
                                       AND
                                DENNIS GOLDSTEIN
                            DATED AS OF APRIL 5, 1999

      iTurf Inc. (the "Company"), a Delaware corporation, and Dennis Goldstein (the "Executive") agree as follows:

      1. Employment and Duties

      (a) The Company shall employ the Executive, and the Executive shall serve the Company, as the Chief Executive Officer of the Company for the Employment Period (as defined below) as the Company's board of directors (the "Board") may from time to time direct. The Executive shall use his best efforts to promote the interests of the Company, and shall perform his duties faithfully and diligently, consistent with sound business practices. The Executive shall report to the Company's Chief Executive Officer.

      (b) The Executive shall devote substantially his full business time to the performance of his duties for the Company.

      (c) For purposes of this Agreement, "Affiliate" shall mean any corporation or other entity of which the Company (or any corporation or entity controlling the Company) has at least a 49% equity or voting interest.

      2. Compensation

      (a) As compensation for all services to be rendered by the Executive during his employment under this agreement, the Executive shall be entitled to a base salary at the rate of $125,000 (payable in equal installments at least twice a month), subject to increases as provided in sections 2(b).

      (b) The Company may, in the sole and absolute discretion of the board of directors, from time to time increase the Executive's base salary and award the Executive such bonuses as it considers appropriate.

      3. Term. (a) The "Employment Period" shall commence on the date of the completion of the Company's initial public offering and continue until April 1, 2003; provided that the Employment Period shall terminate earlier: (i) upon Executive's resignation, death or permanent disability or incapacity (if in the good faith determination of the Company's board of directors, such disability or incapacity has prevented the Executive from substantially performing his duties and obligations under this Agreement during any period of nine consecutive calendar months and the Company gives notice to the Executive not earlier than 30 days and not later than 90 days after the expiration of the nine months (in which case the Executive's employment under this Agreement shall terminate when that notice is given) ("Disability"); (ii) in accordance with subparagraph (c) below; or (iii) upon written notice to Executive, at any time, for Cause, as defined in subparagraph (b) below.

      (b) For purposes of this Agreement, "Cause" shall mean (i) a material breach of this Agreement by Executive that, if capable of being remedied, Executive fails to remedy within 30 days after written notice, (ii) any breach of Executive's duty of loyalty to the Company or any of its affiliates or act of fraud or intentional dishonesty with respect to the Company or any of its Affiliates, which, with

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respect to any of the foregoing, causes material harm to the Company's business,
(iii) the commission by Executive of a felony or crime involving moral turpitude or other wrongful act or omission causing material harm to the standing and reputation of the Company and its Affiliates, (iv) failure by the Executive to report for work for ten (10) consecutive business days other than for reasonable personal excuses, which failure Executive fails to cure after written notice, or
(vi) willful misconduct or gross negligence in the performance of Executive's duties to the Company, which conduct is material and demonstrably injurious to the Company and, if capable of being remedied, is not remedied within 30 days.

      (c) Executive may, at any time during the Employment Period by written notice to the Company, terminate the Employment Period for "Good Reason" effective upon such notice. "Good Reason" means (i) a material breach by the Company of any material provision of this Agreement that the Company fails to remedy or cease within 30 days after written notice thereof to the Company; or
(ii) a relocation by the Company of the Executive's offices to a geographic location outside the metropolitan New York area.

      4. Separation Payments.

      (a) In the event of termination of the Employment Period upon Executive's resignation (other than for Good Reason), death or Disability, the Company shall promptly pay to Executive all sums accrued and unpaid to the date of termination (including unused vacation in accordance with the policies of the Company with respect to its executive officers then in effect) and Executive shall not be entitled to receive his Base Salary, any severance pay or any fringe benefits or bonuses for periods after such termination of the Employment Period.

      (b) If the Employment Period is terminated by the Company without Cause or by the Executive for Good Reason in accordance with Section 3(c), the Company
(i) shall continue to pay the Executive the Base Salary (determined pursuant to Section 3) in effect at the time of termination for the remainder of the Employment Period had it not been so terminated, and (ii) shall pay to Executive within ten days thereof all sums accrued and unpaid to the date of termination. The provisions of this Section 4(b) shall constitute Executive's sole and exclusive remedy in connection with termination of the Employment Period by the Company without Cause or by the Executive for Good Reason in accordance with
Section 3(c).

      5. Expenses; Fringe Benefits

      During the Employment Period:

      (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

      (b) The Executive shall be entitled to three weeks vacation each year.

      (c) The Company shall provide the Executive with medical insurance, disability insurance and life insurance under policies no less favorable to the Executive than the ones (i) currently in effect and (ii) offered from time to time to the Company's other executive officers. In addition, the Company may obtain key-man term life insurance on the life of the Executive, and the Company shall be the beneficiary under such policy.

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      6. Non-Competition

      (a) Executive agrees that during the Employment Period and for a period of two years from the termination thereof (the "Non-Competition Period"), he will not directly, either for his own account or for the benefit of any person, firm or corporation, engage in any business activity directly competitive with the Company (a "Competing Business Activity"), provided, however, that a business activity shall not be deemed to be a Competing Business Activity if Executive did not have direct or indirect involvement in the particular competing activity engaged in by the Company.

      (b) Executive agrees that during the Non-Competition Period, Executive shall not discuss or accept any relationship, whether as a consultant, representative, employee, executive, officer, director, manager or otherwise, with any person, firm or corporation which is engaged in a Competing Business Activity.

      (c) During the Non-Competition Period, Executive shall not directly or indirectly own or be a stockholder, partner of, or otherwise participate in any company that is engaged in a Competing Business Activity. Notwithstanding the above, Executive may hold up to a one percent (1%) interest in any publicly held or traded company and shall have an unlimited right to invest in any mutual fund which is publicly traded or managed by a major financial institution.

      (d) During the Non-Competition Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof, (ii) hire any person who was an employee of the Company or any Affiliate at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, consultant or other business relation of the Company or Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, consultant or business relation and the Company or any Affiliate (including, without limitation, making any negative statements or communications about the Company or its Affiliates). Notwithstanding anything to the contrary contained herein, Executive's obligation under clause (ii) of the preceding sentence shall terminate six months after an acquisition of the Company by an unrelated third party.

      (e) During the Non-Competition Period, Executive shall inform any prospective new employer or associate prior to accepting any employment or any business relationship of the existence of this Agreement and provide such employer or associate with a copy of this Agreement.

      (f) In the event any covenant made in this Agreement shall be more restrictive than permitted by applicable law, it shall be limited to the extent which is so permitted. Nothing in this Agreement shall be construed as to prevent the Company from pursuing any and all remedies available to it for the breach or threatened breach of covenants made in this Agreement, including recovery of money damages or temporary or permanent injunctive relief. Accordingly, Executive acknowledges that the remedy at law for breach of the provisions of this Agreement may be inadequate and that, in addition to any other remedy the Company may have, it shall be entitled to an injunction restraining any breach or threatened breach, without any bond or other security being required and without the necessity of showing actual damages.

      (g) Notwithstanding anything to the contrary contained in this Section 6,
(i) nothing contained in this Section 6 shall be construed so as to prohibit the Executive from being employed by a company or entity that engages in a Competing Business Activity so long as Executive is not responsible for, does not report to or have any involvement, whether direct or indirect, with any division or unit of


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said company engaged in such Competing Business Activity, and (ii) this Section
6 shall be of no force or effect in the event the Employment Period is terminated by the Company without Cause.

      7. Confidentiality

      Executive acknowledges that the information, trade secrets, observations, confidential knowledge and data obtained by him while employed by the Company concerning the business, new, planned or existing products and services, or affairs of the Company, its customers or any affiliate of the Company ("Confidential Information") are the property of the Company or such affiliate. Therefore, the Executive agrees that he shall not, at any time during or after his employment under this Agreement, disclose to any third party except in the performance of his duties hereunder or as may be required by law, any Confidential Information except for such information which has become publicly available other than by an act or omission of the Executive. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer files, printouts and software and other documents and data (and all copies thereof) relating to the Confidential Information, work product or the business of the Company or any affiliate which he may then possess or have under his control.

      8. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and
(iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has been given the opportunity to consult with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

      9. Miscellaneous

      (a) The failure of a party to this agreement to insist on any occasion upon strict adherence to any term of this agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing. No waiver of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent breach of that term or condition or any breach of any other term or condition of this Agreement.

      (b) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to a party at his or its address as follows (or at such other address as a party may designate in any notice under this agreement):

      If to the Executive:

      Dennis Goldstein
      33 South Main Street
      Cranbury, NJ 08512

      If to the Company:

      iTurf Inc.
      435 Hudson Street
      New York, NY 10014
      Attention:  Legal Department

       (c) This agreement shall be assigned to and shall inure to the benefit of any successor to substantially all the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all the assets of the Company or otherwise, and the Company shall cause any such successor to assume the Company's obligations under this agreement (but no such assignment shall relieve the Company of its obligations under this agreement).

       (d) This agreement constitutes the entire understanding of the parties with respect to the subject matter of this agreement, cannot be changed or terminated except by a written agreement executed by the parties and shall be governed by the law of the State of New York applicable to agreements made and to be performed therein.

      (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same Agreement.

      (f) At the election of either party, any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.

                            [SIGNATURE PAGE FOLLOWS]

                   [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                                ITURF INC.



                                                By:  /s/ Alex S. Navarro
                                                   ------------------------
                                                   Its Authorized Signatory



                                                DENNIS GOLDSTEIN

                                                 /s/ Dennis Goldstein
                                                ----------------------